Exhibit 5.2

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005-1413

July 31, 2006

Intelsat Intermediate Holding Company, Ltd.

Intelsat, Ltd.

Wellesley House North, 2nd Floor

90 Pitts Bay Road

Pembroke HM08, Bermuda

Ladies and Gentlemen:

We have acted as special New York counsel to Intelsat Intermediate Holding Company, Ltd. (the “Company”), Intelsat, Ltd., as co-obligor (the “Co-obligor”) and Intelsat (Bermuda), Ltd. (the “Parent Guarantor” and, together with the Company, the “Issuers”) in connection with the filing of a registration statement under the Securities Act of 1933, as amended (the “Act”) on Form S-4 with the Securities and Exchange Commission (the “Registration Statement”), of up to $478,700,000 in aggregate principal amount at maturity of the Company’s 9 1/4% Senior Discount Notes due 2015 (the “Exchange Notes”) and the related guarantees of the Exchange Notes (the “Exchange Guarantees”) by the Parent Guarantor to be issued in exchange for an equal aggregate principal amount of the Issuers’ outstanding 9 1/4% Senior Discount Notes due 2015 (the “Original Notes”) and the related guarantees of the Original Notes (the “Original Guarantees”) issued on February 11, 2005 pursuant to (i) the Indenture, dated as of February 11, 2005, (as amended, the “Indenture”), among Zeus Special Subsidiary Limited, as issuer, Intelsat, Ltd., as co-obligor and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (ii) the Registration Rights Agreement, dated as of February 11, 2005 (the “Registration Rights Agreement”), among Zeus Special Subsidiary Limited, Intelsat, Ltd. and Deutsche Bank Securities Inc., as the initial purchaser of the Original Notes and (iii) the Assignment and Assumption Agreement, dated as of July 3, 2006 (the “Assignment and Assumption Agreement”), between Intelsat (Bermuda), Ltd. and the Company.

In rendering the opinions expressed below, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to various questions of fact material to such opinions, we have, when relevant facts were not independently established, relied upon certificates of officers and representatives of the Issuers and public officials, statements contained in the Registration Statement and other documents as we have deemed necessary as a basis for such opinions.

Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1. The Exchange Notes, when executed, delivered and authenticated in accordance with the provisions of the Indenture and when exchanged by the holders thereof for the Original Notes in the manner contemplated by the Registration Statement and in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute valid and legally binding obligations of each of the Company and the Co-obligor, enforceable against each of the Company and the Co-obligor in accordance with their terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity), including without limitation the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) as may be limited by possible judicial action giving effect to foreign governmental actions or laws, (iv) as rights to indemnity and contribution may be limited by applicable law or principles of public policy, (v) that the enforceability of provisions exculpating or exempting a party from its own actions or inaction, to the extent the action or inaction involves negligence or willful misconduct, may be limited by the discretion of the court before which any proceeding may be brought, and (vi) that we express no opinion relating to any waiver of objection to venue contained therein.

2. Each of the Exchange Guarantees, when the Exchange Notes are executed, delivered and authenticated in accordance with the provisions of the Indenture and exchanged by the holders thereof for the Original Notes in the manner contemplated by the Registration Statement and in accordance with the terms of the Registration Rights Agreement and the Indenture, will constitute valid and legally binding obligations of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with their terms, except (i) as may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, (ii) as the enforceability thereof is subject to the application of general principles of equity (regardless of whether considered in a proceeding at law or in equity), including without limitation the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and concepts of materiality, reasonableness, good faith and fair dealing, (iii) as may be limited by possible judicial action giving effect to foreign governmental actions or laws, (iv) as rights to indemnity and contribution may be limited by applicable law or principles of public policy, (v) that the enforceability of provisions exculpating or exempting a party from its own actions or inaction, to the extent the action or inaction involves negligence or willful misconduct, may be limited by the discretion of the court before which any proceeding may be brought,

(vi) that we express no opinion relating to any waiver of objection to venue contained therein, and (vii) the waiver of defenses by the Parent Guarantor in such guarantees may be limited by principles of public policy in New York.

To the extent that the obligations of the Issuers under the Exchange Notes, the Exchange Guarantees and the Indenture, as applicable, may be dependent upon such matters, we have assumed for purposes of this opinion that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee has been duly qualified to engage in the activities contemplated by the Indenture; (iii) each of the Indenture and the Exchange Guarantees has been duly authorized, executed and delivered by each of the parties thereto; (iv) the Indenture constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; (v) the Trustee is in compliance generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations; (vi) the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture; (vii) the Exchange Notes and the Exchange Guarantees have been duly authorized, executed and delivered by the Issuers; (viii) the Assignment and Assumption Agreement has been duly authorized, executed and delivered by each of the parties thereto; and (ix) the Assignment and Assumption Agreement constitutes a legal, valid, binding and enforceable obligation of all parties thereto.

In connection with the foregoing opinions, we have also assumed that at the time of the issuance and delivery of the Exchange Notes and the Exchange Guarantees, there will not have occurred any change in law affecting the validity, legally binding character or enforceability of the Exchange Notes or the Exchange Guarantees and that the issuance and delivery of the Exchange Notes and the Exchange Guarantees, all of the terms of the Exchange Notes and the Exchange Guarantees and the performance by the Company, the Co-obligor and the Parent Guarantor of their respective obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Issuers and will not result in a default under or a breach of any agreement or instrument then binding upon the Issuers.

The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the laws of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction, including without limitation the laws of Bermuda.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus contained in such Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not be used, circulated, quoted or otherwise relied on for any other purpose. We disclaim any obligation to update anything herein for events occurring after the date hereof.

Very truly yours,

/s/ Milbank, Tweed, Hadley & McCloy LLP